UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 6, 2014 (April 30, 2014)

IASIS HEALTHCARE LLC

(Exact Name of Registrant as Specified in Charter)

Delaware	333-117362	20-1150104
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Seaboard Lane, Building E Franklin, Tennessee	37067
(Address of Principal Executive Offices)	(Zip Code)

(615) 844-2747

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On April 30, 2014, the Board of Directors (the “Board”) of IASIS Healthcare Corporation (“IASIS”) authorized the issuance of up to 1,095,000 restricted stock units (“RSUs”). The Board approved a form of the Restricted Stock Unit Agreement, filed as Exhibit 10.1 hereto and incorporated herein by reference (the “Form of RSU Agreement”). Under the Form RSU Agreement, the RSUs will vest in full on the third anniversary of the grant date or, if earlier, upon a qualifying change in control, subject in all cases to the individual continuing to provide services to IASIS as of such date. Upon vesting, the RSUs will either be settled in shares of IASIS common stock corresponding to the number of RSUs underlying the grant or in cash based upon the then-current fair market value, in IASIS’s discretion. The foregoing description of the RSUs is qualified in its entirety by reference to the text of the Form of RSU Agreement.

In addition, the Board authorized an increase to the available pool under the IASIS Healthcare Corporation 2004 Stock Option Plan (the “Plan”) of 500,000 shares of IASIS common stock, for a total pool equal to 3,125,975, and approved two form of Stock Option Grant Agreements, filed as Exhibits 10.2 and 10.3 hereto and incorporated herein by reference (each a “Form of Stock Option Agreement”). Each Form of Stock Option Grant Agreement provides for the grant of time-vested awards, which will vest in equal installments on each of the first four anniversaries of the grant date, subject to the individual remaining employed with IASIS on each such date. The Form of Stock Option Grant Agreement attached hereto as Exhibit 10.2 provides for accelerated vesting upon a qualifying change in control, and the Form of Stock Option Grant Agreement attached hereto as Exhibit 10.3 provides for accelerated vesting in the event the individual’s employment is terminated without cause following a qualifying change in control.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Restricted Stock Unit Grant Agreement.

10.2	Stock Option Grant Agreement (Vesting upon Change in Control).

10.3	Stock Option Grant Agreement (Vesting upon Termination Without Cause Following Change in Control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IASIS HEALTHCARE LLC
Date May 6, 2014
	By:	/s/ John M. Doyle
John M. Doyle
Chief Financial Officer